Exhibit 5.7

July 18, 2005

JL/TW

MagnaChip Semiconductor Limited

Room 1602, 16/F.

Bank of America Tower

12 Harcourt Road, Hong Kong

– and to –

Dechert LLP

30 Rockefeller Plaza

New York, New York 10112 (“Decherts”)

Re: Form S-4 Registration Statement (Reg. 333-126019)

Gentlemen and Ladies:

As special counsel in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) to the guarantor set forth in Schedule A (the “Covered Entity”), you have requested our opinions on the matters set forth below in connection with the proposed Exchange Offer (as defined below).

We understand that a Registration Statement on Form S-4 (Registration No. 333-126019) will be prepared and filed by MagnaChip Semiconductor SA, a société anonyme organized under the laws of Luxembourg (“Luxco”), MagnaChip Semiconductor Finance Company, a Delaware corporation (“Finco” and, together with Luxco, the “Issuers”), the Covered Entity and the other registrants (together with the Covered Entity, the “Guarantors”) on June 21, 2005 with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (the “Registration Statement”). We have not participated in the preparation or filing of the Registration Statement. We understand that upon the effectiveness of the Registration Statement, the Issuers and the Guarantors propose to offer to exchange (the “Exchange Offer”) up to:

(i) $300,000,000 aggregate principal amount of the Issuers’ new Floating Rate Second Priority Senior Secured Notes due 2011 (the “New Floating Rate Second Lien

Notes”) and the guarantees thereof by the Guarantors (the “New Floating Rate Second Lien Note Guarantees”) registered under the Securities Act, for an equal aggregate principal amount of the Issuers’ outstanding Floating Rate Second Priority Senior Secured Notes due 2011 (the “Old Floating Rate Second Lien Notes”) and the guarantees thereof by the Guarantors (the “Old Floating Rate Second Lien Note Guarantees”);

(ii) $200,000,000 aggregate principal amount of the Issuers’ new 6 7/8% Second Priority Senior Secured Notes due 2011 (the “New Fixed Rate Second Lien Notes” and, together with the New Floating Rate Second Lien Notes, the “New Second Lien Notes”) and the guarantees thereof by the Guarantors (the “New Fixed Rate Second Lien Note Guarantees” and, together with the New Floating Rate Second Lien Note Guarantees, the “New Second Lien Note Guarantees”) registered under the Securities Act, for an equal aggregate principal amount of the Issuers’ outstanding 6 7/8% Second Priority Senior Secured Notes due 2011 (the “Old Fixed Rate Second Lien Notes” and, together with the Old Floating Rate Second Lien Notes, the “Old Second Lien Notes”) and the guarantees thereof by the Guarantors (the “Old Fixed Rate Second Lien Note Guarantees” and, together with the Old Floating Rate Second Lien Note Guarantees, the “Old Second Lien Note Guarantees”); and

(iii) $250,000,000 aggregate principal amount of the Issuers’ new 8% Senior Subordinated Notes due 2014 (the “New Subordinated Notes” and, together with the New Second Lien Notes, the “New Notes”) and the guarantees thereof by the Guarantors (the “New Subordinated Note Guarantees” and, together with the New Second Lien Note Guarantees, the “New Note Guarantees”) registered under the Securities Act, for an equal principal amount of the Issuers’ outstanding 8% Senior Subordinated Notes due 2014 (the “Old Subordinated Notes” and, together with the Old Second Lien Notes, the “Old Notes”) and guarantees thereof by the Guarantors (the “Old Subordinated Note Guarantees” and, together with the Old Second Lien Note Guarantees, the “Old Note Guarantees”),

pursuant to the Registration Rights Agreements dated as of December 23, 2004 (the “Registration Rights Agreements”) by and among the Issuers, the Guarantors named therein, and UBS Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. (the “Managers”), which we understand are incorporated by reference as Exhibits 4.4 and 4.7 to the Registration Statement. We understand that the New Second Lien Notes and the New Second Lien Guarantees are to be issued pursuant to the terms of the Indenture dated as of December 23, 2004 by and among the Issuers, the Guarantors named therein, The Bank of New York, (the “Trustee”) and U.S. Bank National Association (“U.S. Bank”), which we further understand is incorporated by reference as Exhibit 4.1 to the Registration Statement (the “Second Lien Indenture”), and the forms of the New Second Lien Notes (the “Forms of New Second Lien Notes”) and the forms of New Second Lien Guarantees (the “Forms of New Second Lien Guarantees”) are contained in Exhibits A, B and E1 of the Second Lien Indenture. The New Subordinated Notes and the New Subordinated Guarantees are to be issued pursuant to the terms of the Indenture dated as of December 23, 2004 by and among the Issuers, the Guarantors named therein and the Trustee, which we understand to is incorporated by reference as Exhibit 4.5 to the Registration Statement (the “Subordinated Indenture” and, together with the Second Lien Indenture, the “Indentures”), and the form of New Subordinated Notes (the “Form of New Subordinated Notes”) and the forms of New

Subordinated Note Guarantee (the “Forms of New Subordinated Note Guarantee”) are contained in Exhibits A and E of the Subordinated Indenture.

1.	Documents Examined

For the purposes of this opinion, we have examined copies of the following documents:

(a)	an electronic soft copy in pdf format of the Registration Statement;

(b)	fax or electronic soft copy counterparts of the Second Lien Indenture, as executed by the parties thereto;

(c)	fax or electronic soft copy counterparts of the Subordinated Indenture, as executed by the parties thereto;

(d)	an electronic soft copy in word format of each of the Forms of New Second Lien Guarantees and the Forms of New Subordinated Note Guarantee (together, the “New Guarantees”) to be entered into by the Covered Entity;

(e)	an electronic soft copy in word format of each of the Forms of New Second Lien Notes and the Form of New Subordinated Notes;

(f)	an electronic soft copy in pdf format of the each of the executed Registration Rights Agreements

(g)	a copy of the memorandum and articles of association of the Covered Entity (the “Memorandum and Articles of Association”);

(h)	a fax or electronic soft copy counterpart of the written resolutions of the board of directors of the Covered Entity dated July 14, 2005 authorizing and approving, among other things, the execution, delivery and performance of the New Guarantees, signed by Je Hyun Choi and a fax or electronic soft copy counterpart thereof signed by Robert Joseph Krakauer; and

(i)	a fax or electronic soft copy of the written resolutions of the sole member of the Covered Entity dated July 14, 2005 authorizing and approving, among other things, the execution, delivery and performance of the New Guarantees.

(The documents referred to in paragraphs (a), (b), (c), (d), (e) and (f) are collectively referred to as the “Documents”. The resolutions in paragraphs (h) and (i) are collectively referred to as the “Resolutions”)

On July 14, 2005, we carried out a full search at the Hong Kong Companies Registry (the “Companies Registry”) in respect of the Covered Entity (the “Searches”), through our search agent (the “Search Agent”). On July 14, 2005, we also made searches in respect of the Covered Entity at the High Court of Hong Kong and the Official Receiver’s Office of Hong Kong through the Search Agent. We confirm that the searches at the Hong Kong Companies Registry, the Official Receiver’s Office in Hong Kong and the High Court of

Hong Kong referred to above did not reveal any filings made by the Covered Entity recording that any order or resolution for the winding-up of the Covered Entity or the appointment of a receiver of the Covered Entity or any statutory declaration by the Covered Entity’s directors under Section 228A of the Companies Ordinance or any notice of appointment of a liquidator or receiver of the Covered Entity. However, such searches may not necessarily be conclusive and, in particular, any such orders, resolutions, appointments, statutory declarations or notices of appointment may not yet have been filed or placed on the public record.

Except as referred to above, we have not examined any other document or made any other search or enquiry for the purposes of giving this opinion. It should be noted that:

(a)	a company search is not capable of revealing whether or not a winding up petition has been presented;

(b)	the period allowed for the registration of charges to which Section 80 of the Companies Ordinance applies is five weeks after the date of the instrument’s execution, in the case of property in Hong Kong, or from the date on which the instrument or a copy could in due course of post, and if dispatched with due diligence, have been received in Hong Kong, if created outside Hong Kong with respect to property located outside Hong Kong;

(c)	a company is not required to file notice of all charges and mortgages with the Companies Registry – only those referred to in Section 80 of the Companies Ordinance; and

(d)	the search by the Search Agent at the High Court of Hong Kong was limited to the period between 1 January, 1980 and July 14, 2005.

2.	Assumptions

We have made the following assumptions for the purposes of this opinion:

(a)	The genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies (certified, faxed, photocopied, electronic or otherwise), that none of those documents has been amended or rescinded, and the legal capacity at all relevant times of individuals signing any documents and the accuracy of all certificates of public officials and corporate officers.

(b)	The Covered Entity has not passed any resolution for its voluntary winding-up, no petition has been presented or order made by a Court for the winding-up, dissolution or administration of the Covered Entity and no receiver, trustee, administrator or similar officer has been appointed in relation to the Covered Entity or any of its assets in any jurisdiction, and no analogous or equivalent event has taken place in relation to any other party to the Documents or in relation to any of their assets in any jurisdiction.

(c)	There are no provisions of the laws of any jurisdiction outside Hong Kong (including, without limitation, the laws of the United States of America and Luxembourg) which would be contravened by the execution or delivery or performance by any of the parties of any obligations under the Documents to which they are respectively a party and insofar as any obligation under the Documents to which any of them are a party falls to be performed in any jurisdiction outside of Hong Kong, its performance will not be illegal by virtue of the laws or regulations of, or contrary to public policy in, Hong Kong or that jurisdiction.

(d)	The Covered Entity’s execution and delivery of the Documents to which it is party and the performance by it of its obligations thereunder will materially benefit the Covered Entity and such obligations were approved by the directors in good faith for the legitimate purposes of the Covered Entity.

(e)	The Documents constitute the entire agreement between the parties thereto and there are no other arrangements between any of the parties to the Documents which modify or supersede any of the terms of the Documents.

(f)	None of the Documents (including the New Guarantee) have been or will be executed by the Covered Entity for the purpose of providing financial assistance to any person to enable such person to acquire any interest (whether legal or equitable, direct or indirect, current or future) in the shares of the Covered Entity.

(g)	All factual statements made in any of the Documents or certified or represented and warranted by or on behalf of any party thereto are true, accurate and correct as at the date of this opinion.

(h)	The Resolutions were properly approved by the Covered Entity’s directors and shareholders (as relevant), have not been revoked or amended, and are in full force and effect.

(i)	The due compliance with all requirements (including, without limitation, the obtaining of necessary consents, licences and approvals, the making of necessary filings and registrations and compliance with the provisions) of such laws (other than the laws of Hong Kong) as may be applicable to the Documents and the Covered Entity.

(j)	There are no matters now capable of being disclosed by a search or enquiry at the Hong Kong Companies Registry, at the High Court of Hong Kong and at the Official Receiver’s Office of Hong Kong which have not been disclosed by the Searches and the information contained in the Searches is accurate and complete.

3.	Opinion

On the basis of the assumptions set out in Section 2 above, and subject to the qualifications set out in Section 4 below, it is our opinion that:

1.	the Covered Entity is duly incorporated as a company limited by shares under Hong Kong law;

2.	under the laws of Hong Kong and the memorandum and articles of association, the Covered Entity has the corporate power and authority to enter into and perform the obligations expressed to be assumed by it under the New Guarantees; and

3.	the execution, delivery and performance of each of the New Guarantees has been duly authorized by the Covered Entity.

This opinion is limited to the laws, rules and regulations of Hong Kong as in force as at the date hereof. We express no opinion as to any laws, rules and regulations other than those of Hong Kong as it would be applied by a Court of Hong Kong on the date of this opinion, and have not made any investigations of the laws, rules and regulations of any other jurisdiction. We have made no independent investigation nor do we express any opinion on the truth, accuracy or reasonableness of any representation or other statement of fact or opinion contained in the any of the Documents.

4.	Qualifications

The opinions expressed in Section 3 above are subject to the following qualifications:

(a)	We express no opinion on matters of fact.

(b)	On 1 July, 1997, Hong Kong became the Hong Kong Special Administrative Region of the PRC. On 4 April, 1990, the National People’s Congress (“NPC”) of the PRC adopted the Basic Law of the Hong Kong Special Administrative Region of the PRC (“Basic Law”). Under Article 8 of the Basic Law, the laws of Hong Kong in force at 30 June, 1997 (that is, the common law, rules of equity, ordinances, subordinate legislation and customary law) shall be maintained, except for any that contravene the Basic Law, and subject to any amendment by the Hong Kong legislature. Under Article 160 of the Basic Law, the laws of Hong Kong in force at 30 June, 1997 shall be adopted as laws of Hong Kong except for those which are declared by the standing committee of the NPC (“Standing Committee”) to be in contravention of the Basic Law and, if any laws are later discovered to be in contravention of the Basic Law, they shall be amended or cease to have force in accordance with the procedure prescribed by the Basic Law.

(c)

On 23 February, 1997, the Standing Committee adopted a decision (“Decision”) on the treatment of laws of Hong Kong in force at 30 June, 1997. Under paragraph 1 of the Decision, the Standing Committee decided that the laws of Hong Kong in force at 30 June, 1997 (which include the common law, rules of equity, ordinances, subsidiary legislation and customary law, except for those which contravene the Basic Law) were to be adopted as the laws of Hong Kong. Under paragraph 2 of the Decision, the Standing Committee decided that the ordinances and subsidiary legislation set out in Annex 1 to the Decision were not to be adopted as the laws of Hong Kong as they were in contravention of the Basic Law. One of the ordinances set out in that Annex is the Application of English Law Ordinance (Chapter 88 of the Laws of Hong Kong)

(“English Law Ordinance”). The English Law Ordinance applied the common law and rules of equity of England to Hong Kong. We consider that (although this is a matter of interpretation by the Courts and ultimately by the Standing Committee) the effect of paragraph 2 of the Decision is to repeal the English Law Ordinance as from 1 July, 1997, but so that the common law and rules of equity of England which applied in Hong Kong on 30 June, 1997 shall continue to apply in Hong Kong subject to their subsequent independent development and to the extent that they do not contravene the Basic Law. This view was confirmed by the Court of Appeal of Hong Kong in the case of HKSAR v. Ma Wai-kwan and others on 29 July, 1997.

5.	Miscellaneous

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein under the caption “Legal Matters.” In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. Decherts may rely on this opinion solely for the purpose of rendering their legal opinion to the Managers referred to as exhibit 5.1 of Item 21 of Part II of the Registration Statement.

Other than in connection with the Registration Statement, this opinion is not to otherwise be made available to or relied upon by any person other than the addressees, nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority.

Yours faithfully,

/s/    White & Case

Schedule A

Guarantor

MagnaChip Semiconductor Limited, a Hong Kong corporation